Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors of Norfolk Southern Corporation, a corporation organized under the laws of the Commonwealth of Virginia (the “Corporation”), hereby constitute and appoint James A. Hixon, his/her true and lawful attorney-in-fact and agent for him/her and on his/her behalf and in his/her name, place and stead, in all cases with full power of substitution and resubstitution, in any hand and all capacities, to sign, execute and affix his/her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) on behalf of the Corporation, a Form S-3 Automatic Shelf Registration Statement, and all amendments or supplements thereto with all exhibits and any and all documents required to be filed with respect thereto, and grants him full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he/she himself/herself might or could do if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned directors has hereunto set his/her hand, as of the date specified.

Dated:  January 23, 2015.

Signatures	Title	Date

/s/ Thomas D. Bell, Jr.	Director	January 23, 2015
Thomas D. Bell, Jr.

/s/ Erskine B. Bowles	Director
Erskine B. Bowles		January 23, 2015

/s/ Robert A. Bradway	Director
Robert A. Bradway		January 23, 2015

/s/ Wesley G. Bush	Director
Wesley G. Bush		January 23, 2015

/s/ Daniel A. Carp	Director
Daniel A. Carp		January 23, 2015

/s/ Karen N. Horn	Director
Karen N. Horn		January 23, 2015

/s/ Steven F. Leer	Director
Steven F. Leer		January 23, 2015

Signatures	Title	Date

/s/ Michael D. Lockhart	Director
Michael D. Lockhart		January 23, 2015

/s/ Amy E. Miles	Director
Amy E. Miles		January 23, 2015

/s/ Martin H. Nesbitt	Director
Martin H. Nesbitt		January 23, 2015

/s/ James A. Squires	Director
James A. Squires		January 23, 2015

/s/ John R. Thompson	Director
John R. Thompson		January 23, 2015